UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Cleco Corporation (the “Company”) is hosting an Analyst Day, which will be webcast, at its corporate headquarters in Pineville, La. on March 18, 2008 at 10 a.m. Eastern Time (9 a.m. Central Time).  Michael H. Madison, President and Chief Executive Officer and other members of the Company’s senior management team will speak and be available to answer questions.  Shareholders and other interested parities can listen to a live audio webcast of the presentation through the Company’s Web site at www.cleco.com.  Once there, select “For Investors” and “Cleco Corp. 2008 Analyst Day Presentation.”

A copy of the slides (the “Slides”) that Mr. Madison and others will use in their presentation is furnished with this report as Exhibit 99.1.  The information in the Slides is being furnished, not filed, pursuant to Item 7.01 of Form 8-K.  Accordingly, the information in the Slides will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in the Slides is material or complete, or that investors should consider this information before making an investment decision with respect to any securities of the Company or of any of its subsidiaries, including Cleco Power.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are furnished herewith:

99.1 Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: March 18, 2008	By: /s/ R. Russell Davis
R. Russell Davis
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Presentation Slides